EXHIBIT 99.01

Concur Agrees to Acquire Gelco

Redmond, WA., July 30, 2007 - Concur (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services, announced that it has agreed to acquire privately-held H-G Holdings, Inc. and its subsidiaries, including Gelco Information Network, Inc., the owner of Gelco Expense Management (Gelco). Gelco provides a wide range of expense management services to its clients, including ExpenseLink. Concur expects the acquisition to be accretive to pro forma earnings in fiscal 2008.

“Our corporate mission is to help our customers drive down the costs of doing business. This acquisition broadens our offerings in areas including electronic payment, auditing, and processing of expense reports. We expect to improve scale, expand our market reach, and to drive new value for all of our customers,” said Steve Singh, chairman and CEO of Concur. “We look forward to serving the Gelco customers and we enthusiastically look forward to welcoming our new colleagues from the Gelco team to Concur.”

“Gelco shares Concur’s passion for delivering continuous value and innovation to our customers,” said Karen Beckwith, president and CEO of H-G Holdings, Inc. and Gelco Information Network, Inc. “We look forward to working with the Concur team, as together, we will provide our clients with an even broader selection of offerings and exciting new innovations to help them control costs and manage employee spend.”

Under the terms of the agreement, Concur will pay $160 million in cash for all of the outstanding equity securities of H-G Holdings. The total amount of the consideration is subject to certain adjustments, escrows, and hold back provisions set forth in the definitive agreement. The company has secured committed bank financing. The acquisition is subject to customary closing conditions and regulatory approvals.

Concur will discuss the acquisition of H-G Holdings on its fiscal 2007 third quarter earnings call which will take place on Wednesday, August 1, 2007 beginning at 2:00 p.m. (PST). Concur will open the event to the media and general public by broadcasting the call live over the Internet at www.concur.com.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world — streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the anticipated timing of completion of the acquisition, and statements made by Mr. Singh, including the anticipated benefits of broader integration of the Concur and Gelco products and services, are based on current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our service offerings, including those integrating the Gelco expense management service; retention and expansion of customers; continued use and adoption of on-demand services; the scalability of the hosting infrastructure for our integrated service offerings; changes in the level of business travel that may reduce the use of our products and services or inhibit new sales of our integrated products and services; potential difficulties associated with strategic relationships and with development of new products and services, including those incorporating Gelco’s offerings; uncertain market acceptance of our combined products and services or future products and services; and the overall level of customer demand for corporate expense management products and services.

Please refer to the company’s public filings made with the SEC (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425.452.5468, SJohansen@WeberShandwick.com